UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 11, 2007
JAFRA WORLDWIDE HOLDINGS
(LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
370 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 11, 2007, Jafra Cosmetics International, Inc. and Distribuidora Comercial Jafra, S.A. de C.V. (the “Issuers”) provided notice through U.S. Bank National Association, as Trustee (the “Trustee”) under the Indenture, dated as of May 20, 2003, among Issuers, Jafra Worldwide Holdings (Lux) S.ar.l. (the “Parent”), as Note Guarantor, the other Note Guarantors party thereto, and Trustee (the “Indenture”) that the Issuers elect to redeem all of the outstanding 10 3/4% Senior Subordinated Notes Due 2011 under the Indenture. The redemption will be made from funds available under the existing Restated Credit Agreement, dated August 16, 2004, among the Issuers, the Parent, as Guarantor, the lenders named therein, and the Bank of New York, as administrative agent, or any credit agreement subsequently executed by the Issuers and/or its affiliates and is subject to satisfaction of a condition precedent with respect to the availability of such funds as set forth in the Notice of Redemption, a copy of which is attached hereto as Exhibit 99.1.
     The information in this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
99.1	Notice of Redemption, dated April 11, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 12, 2007

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ Enrique Marco
	Name:	Enrique Marco
	Title:	Chief Financial Officer

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